UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2009

THE PRINCETON REVIEW, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-32469	22-3727603
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Speen Street

Framingham, Massachusetts 01701

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (508) 663-5050

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.05.	COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.

On March 10, 2009, The Princeton Review, Inc. (the “Company”) committed to a restructuring initiative related to its decision to outsource its information technology operations, transfer the majority of remaining corporate functions located in New York City to its offices located near Boston, Massachusetts, and simplify its management structure following the sale of the K-12 Services Division. The Company expects to incur approximately $3.0 million of charges related to these actions consisting of severance benefits for terminated employees and consulting fees related to the transition of the information technology operations to a third party. The Company expects to record the majority of these expenses and make related cash payments over the first and second quarter of 2009.

This current report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws, including the Company’s expectations regarding the timing and amount of future charges related to the restructuring. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements. We urge you to consider the risks and uncertainties discussed in our most recent annual report on Form 10-K and our other filings with the Securities and Exchange Commission in evaluating our forward-looking statements. We have no plans to update our forward-looking statements to reflect events or circumstances occurring after the date of this report. We caution readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PRINCETON REVIEW, INC.
Dated: March 13, 2009
/s/ Neal S. Winneg
	Name:	Neal S. Winneg
	Title:	Executive Vice President, Secretary and General Counsel